U5S
                                                                    EXHIBIT B.17

                               ARTICLES OF MERGER

                                     MERGING
                              IES DIVERSIFIED INC.
                              (AN IOWA CORPORATION)
                                  WITH AND INTO
                        HEARTLAND DEVELOPMENT CORPORATION
                            (A WISCONSIN CORPORATION)

                         EFFECTIVE AS OF APRIL 21, 1998


         ARTICLES OF MERGER executed as of this 20th day of April, 1998, by and between Heartland Development Corporation, a Wisconsin corporation (hereinafter referred to as the "Survivor"), and IES Diversified Inc., an Iowa corporation (hereinafter referred to as the "Merging Corporation"), approved in accordance with Section 180.1107 of the Wisconsin Business Corporation Law ("WBCL") and
Section 490.1107 of the Iowa Business Corporation Act ("IBCA").

                                    ARTICLE I

         The respective Boards of Directors of the Survivor and the Merging Corporation, in accordance with their respective Articles of Incorporation and Bylaws and Sections 180.1101 and 180.1107 of the WBCL and Sections 490.1101 and
490.1107 of the IBCA, each adopted resolutions adopting and approving a Plan of Merger (the "Plan of Merger"), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference.

                                   ARTICLE II

         The authorized capital stock of the Survivor currently consists of 2,800 shares of common stock, no par value ("Survivor Common Stock"), of which 100 shares were issued and outstanding (and entitled to one vote) at the close of business on September 24, 1997, the record date for the determination of holders of Survivor Common Stock entitled to notice of and to vote on the Plan of Merger. The authorized capital stock of the Merging Corporation consists of 1,000,000 shares of common stock, no par value ("Merging Corp. Common Stock"), of which 1,000 shares were issued and outstanding (and entitled to one vote) at the close of business on January 27, 1998, the record date for determination of holders of Merging Corp. Common Stock entitled to notice of and to vote on the Plan of Merger.

                                   ARTICLE III

         In accordance with Section 180.1103 of the WBCL and Section 490.1103 of the IBCA, the respective shareholders of the Survivor and the Merging Corporation each approved by unanimous written consent as of September 24, 1997 and January 27, 1998, respectively, the Plan of Merger by the following votes:


                                                             Vote on Approval
               Number of Shares      Number of   Number of       Number of
               Outstanding           Votes per   Affirmative  Affirmative Votes
Class          and Entitled to Vote  Share       Votes Cast     Required
----------     -------------------- ------------ ----------- -------------------

Survivor                100          1              100             51
Common Stock

Merging Corp.          1,000         1             1,000           501
Common Stock

                                   ARTICLE IV

         In accordance with Section 490.1107 of the IBCA, the Secretary of State of the State of Iowa is appointed as agent of Survivor for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of the Merging Corporation (there being none). The Survivor agrees that it will promptly pay to the dissenting shareholders of the Merging Corporation (there being none) the amount, if any, to which they are entitled under Division XIII of the IBCA.

                                    ARTICLE V

         These Articles of Merger shall be effective, and the merger of Merging Corporation with and into the Survivor shall take effect, as of 12:30 a.m., Central Time, on Tuesday, April 21, 1998.

         IN WITNESS WHEREOF, the undersigned Survivor and Merging Corporation have executed these Articles of Merger in duplicate as of the date written above.

IES DIVERSIFIED INC.                         HEARTLAND DEVELOPMENT
("Merging Corporation")                       CORPORATION
                                             ("Survivor")

By: /s/ James E. Hoffman                     By: /s/ Erroll B. Davis, Jr.
Name: James E. Hoffman                       Name:  Erroll B. Davis, Jr.
Title: Vice President                        Title:  Chairman


This document was drafted by, and a cop hereof should be returned to, Russell
E. Ryba of Foley & Lardner, 777 East Wisconsin Aveneu, Milwaukee, Wisconsin 53202-5367.

                                                                       EXHIBIT A


                                 PLAN OF MERGER

         THIS PLAN OF MERGER, dated as of April 20, 1998 (the "Plan of Merger"), is entered into by and between Heartland Development Corporation, a Wisconsin corporation ("HDC"), and IES Diversified Inc., and Iowa corporation ("Diversified").

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01. The Merger. Subject to the terms and conditions of this Plan of Merger, Diversified shall be merged with and into HDC (the "Merger") in accordance with and with the effect as provided in the Wisconsin Business Corporation Law (the "WBCL") and the Iowa Business Corporation Act (the "IBCA"). HDC shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin. The separate corporate existence of Diversified shall cease.

         1.02. Effective Time of the Merger. Subject to the provisions of this Plan of Merger, articles of merger (the "Articles of Merger") shall be duly prepared and executed by or on behalf of Diversified and HDC and thereafter delivered to the Secretary of State of the State of Iowa and the Department of Financial Institutions of the State of Wisconsin for filing, as provided in the IBCA and the WBCL, as soon as practicable after the execution of this Plan of Merger. The Merger shall become effective at the time specified in the Articles of Merger filed with the Secretary of State of the State of Iowa and the Department of Financial Institutions of the State of Wisconsin (the "Effective Time").

         1.03. Articles of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time, (i) the Articles of Incorporation of HDC in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; (ii) the By-Laws of HDC in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

         1.04. Directors and Officers of the Surviving Corporation. The directors and officers of HDC at the Effective Time shall, from and after the Effective Time, continue as the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                             CANCELLATION OF SHARES

         2.01. Conversion of IES Common Stock. At the Effective Time, in accordance with the terms and conditions set forth in this Plan of Merger, and by virtue of the Merger and without any action on the part of any holder of shares of Common Stock, no par value, of Diversified ("Diversified Common Stock"), each share of Diversified Common Stock issued and outstanding immediately prior to the Effective Time (all of which are owned beneficially and of record by Interstate Energy Corporation, the parent company of HDC and Diversified) shall be converted into the right to receive one (1) share of Common Stock, no par value, of HDC ("HDC Common Stock").

         2.02. No Effect on HDC Common Stock. The shares of HDC Common Stock issued and outstanding immediately prior to the Effective Time shall not be affected in any manner by virtue of the Merger and, immediately after the Merger, shall remain issued and outstanding and owned by Interstate Energy Corporation.

                                   ARTICLE III

                               GENERAL PROVISIONS

         3.01. Counterparts. This Plan of Merger may be executed in counterparts, each of which shall constitute one and the same instrument.

         3.02. Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.

                                    HEARTLAND DEVELOPMENT CORPORATION
                                    ("HDC")

                                    By:  /s/ Erroll B. Davis, Jr, Chairman
                                             Erroll B. Davis, Jr.

                                    Attest:  /s/ Edward M. Gleason
                                                  Edward M. Gleason


                                    IES DIVERSIFIED INC.
                                    ("Diversified")

                                    By:  /s/ James E. Hoffman, Vice President
                                             James E. Hoffman.

                                    Attest:  /s/ Stephen W. Southwick
                                                  Stephen W. Southwick